UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2005

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street Newton, Massachusetts	02464-1505

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On May 23, 2005, Aspect Medical Systems, Inc. (the “Company”) entered into an Amendment No. 1 to Rights Agreement (the “Amendment”) with EquiServe Trust Company, N.A. (the “Rights Agent”), which amends that certain Rights Agreement dated November 29, 2004 by and between the Company and the Rights Agent (the “Rights Agreement”). The Rights Agent also serves as the transfer agent for the Company.

     Pursuant to the Amendment, the definition of “Exempted Person” set forth in Section 1(r) of the Rights Agreement has been amended by replacing the figure “27.5%” in the sixth and eighth line of such Section 1(r) with the figure “29.5%”so that Boston Scientific Corporation shall be deemed to be an Exempted Person for the purposes of the Rights Agreement unless and until such time as Boston Scientific Corporation, together with its affiliates and associates (as defined in the Rights Agreement), directly or indirectly, becomes the beneficial owner (as defined in the Rights Agreement) of more than 29.5% of the Company’s Common Stock, $.01 par value per share, then outstanding. Pursuant to the Amendment, a conforming change has also been made to Section 3(a) of the Rights Agreement by replacing the figure “27.5%” in the twelfth line of Section 3(a) with the figure “29.5%”.

     This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders

     See the description set forth under “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated into this Item 3.03 by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated as of May 23, 2005, between Aspect Medical Systems, Inc. and EquiServe Trust Company, N.A., as Rights Agent

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.

Date: May 23, 2005	By:	/S/ Nassib G. Chamoun

Nassib G. Chamoun
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Amendment No. 1 to Rights Agreement, dated as of May 23, 2005, between Aspect Medical Systems, Inc. and EquiServe Trust Company, N.A., as Rights Agent